FOR IMMEDIATE RELEASE

ModusLink Global Solutions, Inc. to Change Name to Steel Connect, Inc.

WALTHAM, Mass. – February 26, 2018 - ModusLink Global Solutions™, Inc. (the “Company” or “ModusLink”), (NASDAQ: MLNK) announced today that it will be changing its name to Steel Connect, Inc. effective February 27, 2018.

The Company has requested that Nasdaq change its trading symbol in connection with the name change. Effective Tuesday, February 27, 2018, shares of the Company’s common stock will trade on the Nasdaq Global Select Market under the new ticker symbol STCN.

“We are rebranding the corporate entity to more accurately reflect our business today, following our acquisition of IWCO Direct in December 2017,” stated Warren Lichtenstein, Executive Chairman. “We will continue to focus on enhancing the ModusLink Corporation and IWCO Direct businesses, both of which have strong brands in their respective markets. Our strategy remains to look for opportunities to drive both top- and bottom-line results organically, and concurrently, seeking acquisitions to enhance shareholder value.”

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. is a diversified holding company, publicly traded on the Nasdaq Global Select Market. Through its wholly owned subsidiary ModusLink Corporation, the Company provides digital and physical supply chain solutions to many of the world's leading brands across a diverse range of industries including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, medical devices, retail and luxury, and connected devices, among others. With a global footprint spanning North America, Europe and the Asia-Pacific region, the Company's solutions and services are designed to improve end-to-end supply chains in order to drive growth, lower costs and improve profitability. IWCO Direct, a wholly owned subsidiary is a leading provider of data-driven marketing solutions that help clients drive response across all marketing channels to create new and more loyal customers. They are the largest direct mail production provider in North America, with a full range of services including strategy, creative, and production for multichannel marketing campaigns, along with one of the industry's most sophisticated postal logistics strategies for direct mail.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. These filings are available in the Investor Relations section of our website under the “SEC Filings” tab.

ModusLink Investor Relations Contact:

GW Communications

Glenn Wiener

Tel: 212-786-6011

Email: gwiener@GWCco.com